Exhibit 99.1

The Glimpse Group Reports Fiscal Year 2021 Financial Results

Fiscal Year 2021 Total Revenues Grow 76% Organically; Core Software & Services Revenue Grow 239% Organically

NEW YORK, September 28, 2021 — The Glimpse Group, Inc. (NASDAQ: VRAR) (“Glimpse,” “The Glimpse Group” or the “Company”), a diversified Virtual Reality and Augmented Reality (“VR” and “AR”) platform company providing enterprise-focused VR and AR software & services solutions, provided financial results for its fiscal year ended June 30, 2021 (“FY ‘21”).

Management Commentary

“Our 5th year of operations was a pivotal year for Glimpse as we became, to our knowledge, the first and only Nasdaq listed, pure play, diversified AR/VR software and services company following our successful $14.1 million initial public offering on July 1, 2021,” said Lyron Bentovim, President and CEO of The Glimpse Group. “In the face of the pandemic, we achieved impressive organic revenue growth across all of our lines of business and have a growing list of top tier customers across industries. We are particularly encouraged by our core VR/AR software and services revenues which grew by 239% year-over-year. In an emerging industry, these are a testimony to the strength of our ecosystem and innovative subsidiary companies, which continue to establish themselves in diverse industry sectors.”

Mr. Bentovim continued: “As detailed in the table below, we have a very clean and strong balance sheet, with no convertible debt or preferred equity outstanding, and no material cash obligations. In addition, we strive to run the Company efficiently as demonstrated by our improving EBITDA and Cash Flow from Operations. As large stakeholders in the Company, Management is well aligned with Glimpse’s shareholder base at large and is strongly committed and incentivized to maximizing shareholder value.”

	As Reported at June 30, 2021	Proforma for IPO
Cash and cash equivalents	$1,771,929	$13,728,429
Other current assets	1,406,939	833,296
Equipment, net	42,172	42,172
Total assets	$3,221,040	$14,603,897

Total current liabilities	$2,339,037	$2,004,037
Convertible promissory notes, net	1,429,953	-
Other long term liability	623,828	623,828
Total liabilities	4,392,818	2,627,865
Total stockholders’ equity (deficit)	(1,171,778)	11,976,032
Total liabilities and stockholders’ equity (deficit)	$3,221,040	$14,603,897

“Smart, value add, accretive acquisitions are a core part of our growth strategy, which we continued to execute on with the recent acquisition of Auggd, our tenth subsidiary company. Auggd ushers us into the architecture, engineering and construction (AEC) AR software and services vertical while also establishing an operating footprint for Glimpse in Australia. During the fiscal year, we also established a world class 3D/photogrammetry development center in Turkey, which now serves as our base for creating high resolution, life-like 3D digital models which are then utilized by QReal and additional subsidiary companies in their relationships with leading global brands and social media platforms as well as for their products”.

“IP and patents are an integral part of our strategy, and in FY ’21 we were issued two (2) new U.S. patents. One (1) additional patent issued soon thereafter (for four (4) U.S. Patents in total so far), with nine (9) additional filed U.S. patents in process and others in various stages of formation. Lastly, we added two independent directors to our board of directors with extensive operating, technology and investing experience, demonstrating our continued commitment to strong corporate governance.”

Bentovim concluded: “As we look ahead, we expect to continue our rapid organic revenue growth while making additional opportune and accretive acquisitions that will propel us forward and build scale in the nascent AR and VR industry. In line with this, we expect our Q1 FY ’22 (July-September ’21) revenues will be significantly higher than those of the same quarter the prior year. As this industry continues to develop, we remain poised for steady execution of our long-term growth strategy of becoming a premier, enterprise focused, software and services player in the space. In parallel, we believe that Glimpse is positioned to play an enabling role in the development of the Metaverse as it evolves from its current mostly conceptual form to a business reality, and as other emerging technologies (AI, Computer Vision, Blockchain) potentially coalesce together with VR and AR over time.

Recent, post FY ’21, Company Highlights:

●	Completed $14.1 million Initial Public Offering and listing on the Nasdaq Capital Market under the symbol “VRAR;”

●	Announced a Preferred AR partnership with Snap;

●	Renewed several software and services contracts, and added new ones, across the subsidiary company base;

●	Closed on an accretive acquisition of our tenth subsidiary company, Auggd, an AR software and services company in the AEC industry, and established Glimpse Australia;

●	Issued fourth U.S. patent for the sharing, processing and streaming of user-generated content across numerous capture and viewing devices;

●	Launched an internal initiative to develop and incorporate NFT (Non-Fungible Token) technologies into some of our VR and AR software solutions; and

●	Appointed Alexander Ruckdaeschel, a former long-time Director at Vuzix, to the Board of Directors

FY ‘21 Financial Summary:

●	Total revenue for the year ended June 30, 2021, was approximately $3.42 million compared to approximately $1.95 million for the year ended June 30, 2020, an increase of approximately 76%, and higher than our initial estimate of approximately $3.25 million pre-announced in July 2021. This growth was achieved despite significant COVID-19 related challenges and is due to the addition of new customers and increased business with existing customers.

●	For the year ended June 30, 2021, core software and services revenue (i.e. VR/AR software and services revenue excluding projects), was approximately $1.73 million compared to approximately $0.51 million for the year ended June 30, 2020, an increase of approximately 239%.

●	For the year ended June 30, 2021, gross profit margin was approximately 57%, compared to a gross profit margin of approximately of approximately 42% for the year ended June 30, 2020. The increase in gross profit margin was primarily due to an increase in services and Software License revenue, improved project management and higher utilization of internal staff. Our cash-based gross profit margin, excluding stock option-based cost of revenue expenses, was approximately 74% for the year ended June 30, 2021 compared to approximately 53% for the year ended June 30, 2020.

●	Operating expenses for the year ended June 30, 2021, were approximately $6.67 million compared to $5.73 million for the year ended June 30, 2020, an increase of approximately 16%.

●	For the year ended June 30, 2021, net loss from operations was approximately $4.71 million compared to a net loss of approximately $4.92 million for the year ended June 30, 2020, an improvement of approximately 4% period-to-period.

●	Net loss for the year ended June 30, 2021, was $6.09 million, an increase of 22% when compared to a net loss of approximately $4.99 million for the year ended June 30, 2020, primarily driven by an increase in one-time expenses related to our IPO.

●	Net cash used in operating activities for the year ended June 30, 2021 was approximately $1.21 million, compared to approximately $2.02 million for the year ended June 30, 2020, an improvement of approximately 40%.

●	Fiscal Year 2021 Adjusted EBITDA loss, a non-GAAP measure, improved by $0.47 million to $1.51 million, an improvement of 24% from $1.98 million in Fiscal Year 2020.

●	The Company’s cash position was approximately $13.0 million as of July 1st following the IPO, with no convertible debt, preferred equity or material cash obligations.

●	Net operating loss carryforwards (NOL) of approximately $11.3 million.

Fiscal Year 2021 Conference Call and Webcast

Date: Tuesday, September 28, 2021

Time: 4:30 p.m. Eastern time
US Dial In: 1-877-407-9039
International Dial In: 1-201-689-8470
Conference ID: 13723403

Webcast: VRAR Financial Results Webcast

Please dial in at least 10 minutes before the start of the call to ensure timely participation.

A playback of the call will be available through December 28, 2021. To listen, call 1-844-512-2921 within the United States or 1-412-317-6671 when calling internationally and enter replay pin number 13723403. A webcast will also be available for 90 days on the IR section of The Glimpse Group website or by clicking the webcast link above

Note about Non-GAAP Financial Measures

A non-GAAP financial measure is a numerical measure of a company’s performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with accounting principles generally accepted in the United States of America, or GAAP. Non-GAAP measures are not in accordance with, nor are they a substitute for, GAAP measures. Other companies may use different non-GAAP measures and presentation of results.

In addition to financial results presented in accordance with GAAP, this press release presents adjusted EBITDA, which is a non-GAAP measure. Adjusted EBITDA is determined by taking net loss and adding interest, taxes, depreciation, amortization and stock-based compensation expenses. The company believes that this non-GAAP measure, viewed in addition to and not in lieu of net loss, provides useful information to investors by providing a more focused measure of operating results. This metric is an integral part of the Company’s internal reporting to evaluate its operations and the performance of senior management. A reconciliation of adjusted EBITDA to net loss, the most comparable GAAP measure, is available in the accompanying financial tables below. The non-GAAP measure presented herein may not be comparable to similarly titled measures presented by other companies.

About The Glimpse Group, Inc.

The Glimpse Group (NASDAQ: VRAR) is a diversified Virtual and Augmented Reality platform company, comprised of multiple VR and AR software & services companies, and designed with the specific purpose of cultivating companies in the emerging VR/AR industry. Glimpse’s unique business model simplifies challenges faced by VR/AR companies and creates a robust ecosystem, while simultaneously providing investors an opportunity to invest directly into the emerging VR/AR industry via a diversified platform. For more information on The Glimpse Group, please visit www.theglimpsegroup.com

Safe Harbor Statement

This press release does not constitute an offer to sell or a solicitation of offers to buy any securities of any entity. This press release contains certain forward-looking statements based on our current expectations, forecasts and assumptions that involve risks and uncertainties. Forward-looking statements in this release are based on information available to us as of the date hereof. Our actual results may differ materially from those stated or implied in such forward-looking statements, due to risks and uncertainties associated with our business. Forward-looking statements include statements regarding our expectations, beliefs, intentions or strategies regarding the future and can be identified by forward-looking words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “should,” and “would” or similar words. All forecasts are provided by management in this release are based on information available at this time and management expects that internal projections and expectations may change over time. In addition, the forecasts are entirely on management’s best estimate of our future financial performance given our current contracts, current backlog of opportunities and conversations with new and existing customers about our products and services. We assume no obligation to update the information included in this press release, whether as a result of new information, future events or otherwise.

Company Contact:

Maydan Rothblum

CFO & COO

The Glimpse Group, Inc.

(917) 292-2685

maydan@theglimpsegroup.com

Investor Relations:

Mark Schwalenberg, CFA

Director

MZ Group – North America

312-261-6430

Glimpse@mzgroup.us

www.mzgroup.us

THE GLIMPSE GROUP, INC.

CONSOLIDATED BALANCE SHEETS

	As of June 30, 2021	As of June 30, 2020
ASSETS
Cash and cash equivalents	$1,771,929	$1,034,846
Accounts receivable	626,244	214,673
Deferred costs	29,512	237,745
Pre-offering costs	470,136	-
Prepaid expenses and other current assets	281,047	468,747
Total current assets	3,178,868	1,956,011

Equipment, net	42,172	41,224
Total assets	$3,221,040	$1,997,235

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Accounts payable	$381,510	$121,508
Accrued liabilities	168,745	118,634
Accrued bonuses	440,357	-
Accrued legacy acquisition expense	1,250,000	-
Deferred revenue	98,425	330,362
Total current liabilities	2,339,037	570,504

Long term liabilities
Paycheck Protection Program (PPP 1) loan	-	548,885
Paycheck Protection Program (PPP 2) loan	623,828	-
Convertible promissory notes, net	1,429,953	1,183,535
Total liabilities	4,392,818	2,302,924
Commitments and contingencies
Stockholders’ Deficit
Preferred Stock, par value $0.001 per share, 20 million shares authorized; 0 shares issued and outstanding	-	-
Common Stock, par value $0.001 per share, 300 million shares authorized; 7,579,285 and 7,035,771 issued and outstanding	7,580	7,036
Additional paid-in capital	20,936,050	15,710,996
Accumulated deficit	(22,115,408)	(16,023,721)
Total stockholders’ deficit	(1,171,778)	(305,689)
Total liabilities and stockholders’ deficit	$3,221,040	$1,997,235

THE GLIMPSE GROUP, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Year Ended	For the Year Ended
	June 30, 2021	June 30, 2020
Revenue
Software services	$3,082,528	$1,777,447
Software license/software as a service	338,967	167,868
Total Revenue	3,421,495	1,945,315
Cost of goods sold	1,461,210	1,137,193
Gross Profit	1,960,285	808,122
Operating expenses:
Research and development expenses	3,183,055	2,430,752
General and administrative expenses	2,220,811	1,835,147
Sales and marketing expenses	1,267,088	1,462,701
Total operating expenses	6,670,954	5,728,600
Net loss from operations before other income (expense)	(4,710,669)	(4,920,478)

Other income (expense)
Forgiveness of Paycheck Protection Program (PPP1) loan	548,885	-
Other income	10,000	-
Interest income	6,202	8,583
Interest expense	(180,641)	(81,455)
Loss on conversion of convertible notes	(515,464)	-
Legacy acquisition expense	(1,250,000)	-
Total other expense, net	(1,381,018)	(72,872)
Net Loss	$(6,091,687)	$(4,993,350)

Basic and diluted net loss per share	$(0.84)	$(0.72)
Weighted-average shares used to compute basic and diluted net loss per share	7,259,249	6,923,506

THE GLIMPSE GROUP, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Year Ended June 30, 2021	For the Year Ended June 30, 2020
Cash flows from operating activities:
Net loss	$(6,091,687)	$(4,993,350)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	27,054	20,222
Amortization of paid-in kind common stock interest on convertible notes	180,642	81,456
Impairment of goodwill	-	139,754
Stock option based compensation for employees and board of directors	2,945,487	2,550,521
Issuance of common stock to vendors as compensation	134,416	101,499
Issuance of common stock to employees to satisfy contingent liability	92,765	91,755
Issuance of common stock for additional cost to satisfy contingent liability	20,217	39,311
Loss on conversion of convertible notes	515,464	-
Forgiveness of Paycheck Protection Program (PPP 1) loan	(548,885)	-
Changes in operating assets and liabilities:
Accounts receivable	(411,571)	(86,805)
Prepaid expenses and other current assets	(25,933)	(52,058)
Deferred costs	136,925	14,164
Accounts payable	260,002	79,183
Accrued liabilities	97,068	(72,360)
Accrued bonus	440,357	-
Accrued legacy acquisition expense	1,250,000	-
Deferred revenue	(231,937)	62,433
Net cash used in operating activities	(1,209,616)	(2,024,275)
Cash flow from investing activities:
Purchases of equipment	(28,003)	(32,660)
Net cash used in investing activities	(28,003)	(32,660)
Cash flows from financing activities:
Proceeds from Paycheck Protection Program (PPP 1) loan	-	548,885
Proceeds from Paycheck Protection Program (PPP 2) loan	623,828	-
Proceeds from convertible promissory notes 1	-	1,332,500
Proceeds from convertible promissory notes 2	1,475,000	-
Proceeds from issuance of common equity to investors	346,010	7,000
Pre-offering costs incurred	(470,136)	-
Net cash provided by financing activities	1,974,702	1,888,385

Net change in cash and cash equivalents	737,083	(168,550)
Cash and cash equivalents, beginning of year	1,034,846	1,203,396
Cash and cash equivalents, end of period	$1,771,929	$1,034,846

Non-cash Investing and Financing activities:
Conversion of convertible promissory notes 1 into common stock	$1,487,059	$-
Forgiveness of Paycheck Protection Program (PPP 1) loan	$548,885	$-
Common stock issued to convertible Note 2 holders as additional consideration	$192,347	$-
Common stock issued to convertible Note 1 holders as additional consideration	$-	$173,771
Common stock issued for interest paid-in kind on convertible notes	$147,471	$257,894
Issuance of common stock for satisfaction of contingent liability	$46,958	$87,400

The following table presents a reconciliation of net loss to Adjusted EBITDA for the years ended June 30, 2021 and 2020 (in $MM):

	For the Year Ended
	June 30,
	2021	2020
	(in millions)
Net loss	$(6.09)	$(4.99)
Interest expense, net	0.17	0.07
Depreciation and amortization	0.03	0.02
EBITDA (loss)	(5.89)	(4.90)
Forgiveness of PPP1 Loan and other	(0.56)	-
Stock based compensation expenses	3.08	2.66
Stock based financing related expenses	0.52	-
Stock based acquisition related expenses	1.35	0.12
Goodwill impairment	-	0.14
Adjusted EBITDA (loss)	$(1.50)	$(1.98)